                      CONSENT OF INDEPENDENT ACCOUNTANTS
                             FOR USWEB CORPORATION


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Whittman-Hart, Inc. of our report dated January 25, 1999 relating to the financial statements of USWeb Corporation, which appears in the current Report on Form 8-K of Whittman-Hart, Inc. dated January 28, 2000.




                                         /s/ PricewaterhouseCoopers LLP

San Jose, California
January 28, 2000